Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-3 (No. 333-274859) of RumbleOn, Inc. of our report dated April 8, 2022, with respect to the consolidated financial statements of RumbleOn, Inc. as of and for the year ended December 31, 2021. We also consent to the reference to our firm under the caption “Experts” in this registration statement.

/s/ FORVIS, LLP (Formerly, Dixon Hughes Goodman LLP)

Charlotte, North Carolina

November 9, 2023